   As filed with the Securities and Exchange Commission on June 27, 2000

                                                Registration No. 333-___________
________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                              PC CONNECTION, INC.
            (Exact name of registrant as specified in its charter)

                Delaware                            02-0513618
     (State or other jurisdiction of             (I.R.S. Employer
      incorporation or organization)           Identification Number)

          Route 101A, 730 Milford Road, Merrimack, New Hampshire    03054
                (Address of Principal Executive Offices)        (Zip Code)

                1997 Amended and Restated Stock Incentive Plan
                           (Full title of the plan)

                                Patricia Gallup
                           Chairman of the Board and
                            Chief Executive Officer
                              PC Connection, Inc.
                                  Route 101A
                               730 Milford Road
                         Merrimack, New Hampshire 03054
                    (Name and address of agent for service)

                                (603) 423-2000
         (Telephone number, including area code, of agent for service)
________________________________________________________________________________


                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
 Title of securities to      Amount to be      Proposed maximum       Proposed maximum         Amount of
     be registered            registered      offering price per     aggregate offering      registration
                                                    share                   price                 fee
-----------------------------------------------------------------------------------------------------------
 Common Stock,                  600,000            $48.82               $29,292,000            $7,733
 $0.01 par value
-----------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on Nasdaq National Market on June 23, 2000 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.

________________________________________________________________________________

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          "This Registration Statement on Form S-8 is being filed to reflect an increase to the Company's 1997 Stock Incentive Plan, as amended and restated of 600,000 shares of Common Stock, $0.01 par value per share."

          The information required by Part I is included in documents sent or given to participants in the Registrant's 1997 Amended and Restated Stock Incentive Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Statement of Incorporation by Reference

          Except for Item 3 and Item 6, as described below, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-50847, filed by the Registrant on April 23, 1998, relating to the Registrant's 1997 Stock Incentive Plan, as amended, and the contents of the Registration Statement on Form S-8, File No. 333-83943, filed by the Registrant on July 28, 1999, relating to the Registrant's 1997 Stock Incentive Plan, as amended and restated.

Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

          The following documents, which are filed with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

          (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (1) above.

          (3) The description of the common stock of the Registrant, $0.01 par value per share (the "Common Stock"), contained in the Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

          Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
Section 145 further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite an adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

          Article SEVENTH of the Registrant's Amended and Restated Certificate of Incorporation (the "Certificate") provides that, except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Registrant shall be personally liable to the Registrant of its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability.

          Article EIGHTH of the Certificate provides that the Registrant shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant), by reason of his or her position (an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

          Article EIGHTH of the Certificate provides that the Registrant shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Registrant to procure a judgment in its favor by reason of Indemnitee's position or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses and, to the extent permitted by law amounts paid in settlement actually and reasonably incurred by him or her on his or her behalf in connection with such action, suit or proceeding, and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Registrant.

          As permitted by Section 145, the Registrant has purchased a general liability insurance policy which covers certain liabilities of directors and officers of the Registrant arising out of claims based on acts or omissions in their capacity as directors or officers and for which they are not indemnified by the Registrant.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Merrimack, New Hampshire, on the twenty-sixth day of June, 2000.

                                   PC CONNECTION, INC.

                                   By /s/ Patricia Gallup
                                      --------------------------------
                                            Patricia Gallup
                                            Chairman of the Board and
                                            Chief Executive Officer



                               POWER OF ATTORNEY

We, the undersigned officers and directors of PC Connection, Inc. hereby severally constitute Patricia Gallup and Mark Gavin, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable PC Connection, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

            Signature                                  Title                          Date
            ---------                                  -----                          ----
 /s/ Patricia Gallup
----------------------------------      Chairman of the Board and Chief         June 26, 2000
Patricia Gallup                         Executive Officer
                                        (principal executive officer)

 /s/ Mark Gavin
----------------------------------      Chief Financial Officer (principal      June 26, 2000
Mark Gavin                              financial and accounting officer)

/s/ David Hall
----------------------------------      Vice Chairman of the Board              June 26, 2000
David Hall

            Signature                                  Title                          Date
            ---------                                  -----                          ----
/s/ David Beffa-Negrini
----------------------------------      Director                                June 26, 2000
David Beffa-Negrini

/s/ Martin C. Murrer
----------------------------------      Director                                June 26, 2000
Martin C. Murrer

/s/ Peter J. Baxter
----------------------------------      Director                                June 26, 2000
Peter J. Baxter

                                 Exhibit Index
                                 -------------


Exhibit
Number         Description
------         -----------
4.1(1)         Amended and Restated Certificate of Incorporation of the
               Registrant
4.2(2)         By-Laws of the Registrant
5.1            Opinion of Hale and Dorr LLP
23.1           Consent of Hale and Dorr LLP (included in Exhibit 5.1)
23.2           Consent of Deloitte & Touche LLP
24             Power of Attorney (included in the signature page of this
               Registration Statement)

_______________________
(1) Incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1 (File No. 333-41171).

(2) Incorporated herein by reference to Exhibit 3.4 to the Registrant's Registration Statement on Form S-1 (File No. 333-41171).